Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated March 3, 2014 relative to the financial statements of Mobiquity Technologies, Inc. (fka Ace Marketing & Promotions, Inc.) as of December 31, 2013 and for the year then ended.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Messineo & Co, CPAs LLC

Palm Harbor Florida

April 14, 2014